EXHIBIT 4.7

[FORM OF FACE OF NOTE]

          [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

          [THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ''SECURITIES ACT OF 1933’’) OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

    (1) REPRESENTS THAT (A) IT IS A ''QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933 OR (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) UNDER THE SECURITIES ACT OF 1933 (AN “INSTITUTIONAL ACCREDITED INVESTOR”) THAT IS PURCHASING AT LEAST $100,000 IN AGGREGATE PRINCIPAL AMOUNT OF THE SECURITY EVIDENCED HEREBY;

    (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE

[1] This legend should be included only if the Note is a Global Security.

COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN, AND IN COMPLIANCE WITH, RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE), (D) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO WELLS FARGO BANK, N.A., AS TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS AND OPINION OF COUNSEL REQUIRED BY THE COMPANY OR THE TRUSTEE OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

    (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(C) OR 2(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.]2

          [THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.]2

[2] This legend should be included only if the Note is a Transfer Restricted Security.

CTS CORPORATION

2.125% Convertible Senior Subordinated Notes due 2024

$__________

No.	CUSIP: 126501 AA 3

     CTS CORPORATION, an Indiana corporation (the “Company”, which term shall include any successor Person under the Indenture referred to on the reverse hereof), for value received, promises to pay to           , or registered assigns, on May 1, 2024, the principal amount of            Dollars[, or such lesser or greater principal amount at Stated Maturity as is indicated in the records of the Trustee and the Depositary in accordance with the Indenture].3

     In addition, for value received, the Company hereby promises to pay to the Holder of this Note, or registered assigns, from May 11, 2004, or from the most recent Interest Payment Date to which interest has been paid or provided for, to, but not including, May 1, 2024, interest at an annual rate of 2.125% of the principal amount of this Note. Interest on this Note is payable semi-annually in arrears on May 1 and November 1 in each year (each, an “Interest Payment Date”), with the first Interest Payment Date being November 1, 2004. Each payment of cash interest on this Note will include interest accrued through the day before the applicable Interest Payment Date.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, except as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such interest, which shall be the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding the corresponding Interest Payment Date (a “Regular Record Date”). Any such interest and Additional Interest, not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid (a) to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee (a “Special Record Date”), notice whereof shall be given to Holders not less than 10 calendar days prior to such Special Record Date, or (b) at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     Reference is hereby made to the further provisions of this Note set forth on the reverse side of this Note, which further provisions shall for all purposes have the same effect as if set forth at this place.

[3] This phrase should be included only if the Note is a Global Security.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	CTS CORPORATION

By:

Name:

Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes referred to in the within-mentioned Indenture.

Dated:	WELLS FARGO BANK, N.A.,
as Trustee

By:

[FORM OF REVERSE OF NOTE]

2.125% Convertible Senior Subordinated Notes due 2024

     This Note is one of a duly authorized issue of 2.125% Convertible Senior Subordinated Notes due 2024 (the “Notes”) of CTS CORPORATION, an Indiana corporation (including any successor corporation under the Indenture hereinafter referred to, the “Company”), issued under an Indenture, dated as of May 11, 2004 (the “Indenture”), among the Company and Wells Fargo Bank, N.A., as Trustee (the “Trustee”). The terms of the Note include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”), and those set forth in this Note. This Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest.

     Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

     If this Note is redeemed pursuant to Section 5 of this Note or the Holder elects to require the Company to purchase this Note pursuant to Section 6 of this Note, on a date that is after the Regular Record Date and on or before the corresponding Interest Payment Date, interest and Additional Interest, if any, accrued and unpaid hereon to, but excluding, the applicable Redemption Date, Purchase Date or Fundamental Change Purchase Date shall be paid to the same Holder to whom the Company pays the principal of this Note. Interest and Additional Interest, if any, accrued and unpaid hereon at the Stated Maturity also shall be paid to the same Holder to whom the Company pays the principal of this Note.

     Interest and Additional Interest, if any, on Notes converted after the close of business on a Regular Record Date but prior to the opening of business on the corresponding Interest Payment Date shall be paid to the Holder of the Notes on the Regular Record Date but, upon conversion, the Holder must pay the Company an amount equal to the interest and Additional Interest, if any, which has accrued and shall be paid on such Interest Payment Date. No such payment need be made with respect to Notes converted after a Regular Record Date and prior to the corresponding Interest Payment Date after being called for redemption or upon acceleration.

     All references herein to interest accrued or payable as of any date shall, without duplication, be deemed to include Additional Interest, if any, payable pursuant to the Registration Rights Agreement.

2. Method of Payment.

     Payment of the principal of and interest on the Notes shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Holder must surrender the Notes to the Paying Agent to collect payment of principal. Payment of interest on Certificated Securities in the aggregate principal amount of $5,000,000 or less shall be made by check mailed to the address of the Person entitled thereto as such address appears in the Register, and payment of interest on Certificated Securities in aggregate principal amount in excess of $5,000,000 shall be made by wire transfer in immediately available funds at the election of such Holder. Notwithstanding the foregoing, so long as the Notes are registered in the name of a Depositary or its nominee, all payments with respect to the Notes shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. At the Stated Maturity, interest, Additional Interest, if any, on Certificated Securities will be payable at the office or agency of the Company described in the Indenture.

3. Paying Agent, Registrar, Conversion Agent.

     Initially, Wells Fargo Bank, N.A. shall act as Paying Agent, Registrar and Conversion Agent. The Company may appoint and change any Paying Agent, Registrar and Conversion Agent without notice, other than notice to the Trustee; provided that the Company shall maintain at least one Paying Agent in the Borough of Manhattan, New York, New York, which shall initially be an office or agency of the Trustee.

4. Indenture.

     The Notes are general senior obligations of the Company limited to up to $60,000,000 (or up to $70,000,000 if the Initial Purchaser’s option to purchase additional Securities set forth in the Purchase Agreement is exercised in full) aggregate principal amount. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5. Redemption of the Notes by the Company.

     Subject to the terms and conditions of the Indenture, the Company may, at its option, redeem for cash all or a portion of the Notes at any time on or after May 1, 2009 at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest (including Additional interest, if any) to, but not including, the Redemption Date.

     At least 20 calendar days but not more than 60 calendar days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Notes to be redeemed. Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, except for Notes which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price. If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Redemption Date, cash sufficient to pay the Redemption Price of any Notes for which notice of redemption is given, then, on such Redemption Date, such Notes shall cease to be outstanding and interest and Additional Interest, if any, on such Notes shall cease to accrue, whether or not such Notes are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Redemption Price upon delivery of such Notes).

6. Purchase by the Company at the Option of the Holder on Specific Dates; Purchase at the Option of the Holder Upon a Fundamental Change.

     Each Holder shall have the right, at the Holder’s option, but subject to the provisions of the Indenture, to require the Company to purchase all of such Holder’s Notes not theretofore called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof, on each of May 1, 2009, May 1, 2014 and May 1, 2019. The Company shall be required to purchase such Notes at a purchase price in cash equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to, but excluding, the Purchase Date. To exercise such right, a Holder shall deliver a Purchase Notice to the Paying Agent at any time from the opening of business on the date that is 22 Business Days prior to the relevant Purchase Date until the close of business on the second Business Day prior to such Purchase Date.

     In the event that a Fundamental Change shall occur at any time prior to the Stated Maturity, each Holder shall have the right, at the Holder’s option, but subject to the provisions of the Indenture, to require the Company to purchase all of such Holder’s Notes not theretofore called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof. The Company shall be required to purchase such Notes at a purchase price in cash equal to 100% of the principal amount plus any accrued and unpaid interest and Additional Interest, if any to, but excluding, the Fundamental Change Purchase Date. To exercise such right, a Holder shall deliver a Fundamental Change Purchase Notice to the Paying Agent at any time on or before the 20th Business Day after the date of the Company’s notice of the Fundamental Change (subject to extension to comply with applicable law).

     Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Purchase Date or Fundamental Change Purchase Date, cash sufficient to irrevocably pay the Purchase Price or Fundamental Change Purchase Price, as the case may be, of any Notes for which a Purchase Price or Fundamental Change Purchase Notice, as the case may be, has been tendered and not withdrawn pursuant to the Indenture, then, on such Purchase Date or Fundamental Change Purchase Date, as the case may be, such Notes shall cease to be outstanding and interest and Additional Interest, if any, on such Notes shall cease to accrue, whether or not such Notes are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, upon delivery of such Notes).

7. Conversion.

     Subject to and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Note set forth in Section 12.1 thereof), a

Holder is entitled, at such Holder’s option, to convert the Holder’s Note (or any portion of the principal amount thereof that is $1,000 or an integral multiple thereof), into fully paid and non-assessable shares of Common Stock at the Conversion Rate in effect on the date of conversion. The number of shares of Common Stock issuable upon conversion of each $1,000 of principal amount of Notes is initially 66.6667 shares of Common Stock, and is subject to adjustment in certain events as set forth in the Indenture.

     Upon conversion, the Company shall have the right to deliver, in lieu of shares of Common Stock, cash or a combination of cash and shares of Common Stock as provided in the Indenture. The Company shall notify Holders of any event triggering the right to convert the Notes as specified in the Indenture in accordance with the Indenture.

     With respect to any conversion of a Note during a Registration Default Period following satisfaction of any of the conditions to conversion described in the Indenture (and during the prescribed time periods in respect thereof), a Holder shall be entitled, subject to the Indenture, to 103% of the number of shares of Common Stock that the Holder would have otherwise been entitled to upon conversion in respect of the portion of the Conversion Obligation that the Company settles in Common Stock.

     A Note in respect of which a Holder has delivered a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, exercising the right of such Holder to require the Company to purchase such Note may be converted only if such Purchase Notice or Fundamental Change Purchase Notice is withdrawn in accordance with the terms of the Indenture.

     Except as described in the Indenture, the Company will not make any payment in cash or Common Stock or other adjustment for accrued and unpaid interest or Additional interest on any Notes when they are converted. The Company’s delivery to the Holder of the full number of shares of Common Stock into which the Note is convertible (or, at the Company’s option, cash, or a combination of cash and Common Stock, in lieu thereof as provided in the Indenture), together with any cash payment for such Holder’s fractional shares, shall be deemed to satisfy the Company’s obligation to pay the principal amount of the Note and to satisfy its obligation to pay accrued and unpaid interest and Additional Interest, if any through the conversion date. As a result, accrued interest, Additional Interest are deemed paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, accrued interest and Additional Interest, if any, will be payable upon any conversion of Notes made concurrently with or after acceleration of the Notes following an Event of Default.

     Before any Holder shall be entitled to convert any Notes into Common Stock, such Holder shall, in the case of Global Securities, comply with the Applicable Procedures of the Depositary in effect at that time, and in the case of Certificated Securities, surrender such Securities, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place in the form of the Conversion Notice attached to the Note that such Holder elects to convert the same and shall state in writing therein the principal amount of Notes to be converted (in whole or in part so long as the principal amount to be converted is in multiples of $1,000) and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued. Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest or Additional Interest, if any, on the Notes, as provided in the Indenture, and all taxes or duties, if any, as provided in the Indenture.

     If the Company (i) reclassifies the Common Stock, (ii) is a party to a consolidation, merger or binding share exchange or (iii) conveys, transfers or leases all or substantially all of its properties and assets to any Person, the right to convert a Note into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person, in each case in accordance with the Indenture.

8. Denominations; Transfer; Exchange.

     The Notes shall be issued in fully registered form, without coupons, in denominations of $1,000 of the principal amount and integral multiples thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company, the Registrar nor the Trustee shall be required to exchange or register a transfer of (i) any Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed), or (ii) any Notes in respect of which a Purchase Notice or a Fundamental Change Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Notes to be repurchased in part, the portion thereof not to be repurchased), or (iii) any Notes surrendered for conversion (except, in the case of Notes to be converted in part, the portion thereof not to be converted).

9. Persons Deemed Owners.

     The registered Holder of this Note may be treated as the owner of this Note for all purposes.

10. Unclaimed Money or Securities.

     The Trustee and the Paying Agent shall return to the Company upon written request any cash or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11. Subordination.

     The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Note is issued subject to the provisions of the Indenture with respect to such subordination. Each Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

12. Relationship to Subordinated Debt.

     The Notes shall be “Senior Debt” (as therein defined) for purposes of the Company’s 6-1/2% Convertible Subordinated Debentures issued on April 16, 2002.

13. Amendment; Waiver.

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent or affirmative vote of the Holders of at least a majority in aggregate principal amount of the outstanding Notes and (ii) certain Defaults may be waived with the written consent or affirmative vote of the Holders of a majority in aggregate principal amount of the outstanding Notes.

     The Company and the Trustee may amend the Indenture or the Notes without the consent of any Holder to (a) add to the covenants of the Company for the benefit of the Holders of Notes; (b) surrender any right or power herein conferred upon the Company; (c) provide for conversion rights of Holders of Notes if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s assets occurs; (d) provide for the assumption of the Company’s obligations to the Holders of Notes in the case of a merger, consolidation, conveyance, transfer, sale, lease or other disposition pursuant to Article VII of the Indenture; (e) increase the Conversion Rate; provided, however, that such increase in the Conversion Rate shall not adversely affect the interests of the Holders of Notes (after taking into account tax and other consequences of such increase); (f) require the Company to settle its Conversion Obligation in cash with respect to the principal amount of Notes surrendered for conversion if a Principal Conversion Settlement Election has been made; (g) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; (h) make any changes or modifications necessary in connection with the registration of the Notes under the Securities Act as contemplated in the Registration Rights Agreement; provided, however, that such action pursuant to this clause (h) does not, in the good faith opinion of the Board of Directors (as evidenced by a Board Resolution), adversely affect the interests of the Holders of Notes in any material respect; (i) to evidence and provide the acceptance of the appointment of a successor trustee hereunder; (j) add guarantees with respect to the Notes or secure the Notes; (k) cure any ambiguity, correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under the Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of the Indenture; provided, however, that such action pursuant to this clause (k) does not, in the good faith opinion of the Board of Directors (as evidenced by a Board Resolution), adversely affect the interests of the Holders of Notes in any material respect; (l) to evidence the succession of another Person to the Company or any other obligor upon the Notes, and the assumption by any such successor of the covenants of the Company or such obligor herein and in the Notes, in each case in compliance with the provisions of this Indenture; or (m) add or modify any other provisions herein with respect to matters or questions arising hereunder which the

Company and the Trustee may deem necessary or desirable and which shall not adversely affect the interests of the Holders of Notes.

14. Defaults and Remedies.

     If any Event of Default, other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company as specified in the Indenture, occurs and is continuing, the principal amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company as provided in the Indenture, the principal amount of all the Notes shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture.

15. Trustee Dealings with the Company.

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. Calculations in Respect of Notes.

     The Company or its agents shall be responsible for making all calculations called for under ARTICLE XII of the Indenture, including, but not limited to, determination of the Closing Sale Price of Applicable Stock, the Note Price, the number of shares of Common Stock or other Applicable Stock and/or the amount of cash issuable or payable upon conversion and the amounts of interest and Additional Interest, if any, on the Notes. Any calculations made in good faith and without manifest error shall be final and binding on Holders of the Notes. The Company or its agents shall be required to deliver to the Trustee a schedule of its calculations and the Trustee shall be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

17. No Recourse Against Others.

     No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders and as part of the consideration for the issue of the Notes.

18. Authentication.

     This Note shall not be valid or obligatory for any purpose until an authorized signatory of the Trustee (or a duly authorized authentication agent) signs, manually or by facsimile, the Trustee’s Certificate of Authentication on the other side of this Note.

19. Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20. INDENTURE TO CONTROL; GOVERNING LAW.

     IN THE CASE OF ANY CONFLICT BETWEEN THE PROVISIONS OF THIS NOTE AND THE INDENTURE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PROVISIONS OF THE INDENTURE SHALL CONTROL. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

CTS CORPORATION
905 West Boulevard North
Elkhart, Indiana 46514
Attention: Chief Financial Officer
Facsimile No.: (574) 293-0251

21. Registration Rights.

     The Holders of the Notes may be entitled to the benefits of a Registration Rights Agreement, dated as of May 11, 2004, among the Company and Bear, Stearns & Co. Inc., as amended, modified or supplemented in accordance therewith, including the receipt of Additional Interest upon a Registration Default (as defined in such agreement).

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Your Signature(s):
Date:

(Sign exactly as your name(s) appears on the
other side of this Note)

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:

Authorized Signatory

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Company pursuant to ARTICLE IV (Purchase at the Option of Holders on Specific Dates) or ARTICLE V (Purchase at the Option of Holders Upon a Fundamental Change) of the Indenture, check the box: ARTICLE IV ☐ ARTICLE V ☐.

If this Note is to be purchased by the Company pursuant to ARTICLE IV of the Indenture, check the box for the applicable Purchase Date: May 1, 2009 ☐ May 1, 2014 ☐ May 1, 2019 ☐.

If you wish to have a portion of this Note purchased by the Company pursuant to ARTICLE IV or ARTICLE V of the Indenture, as applicable, state the amount (in principal amount): $           .

If certificated, the serial numbers of the Notes to be delivered for purchase are:           .

     Any purchase of Notes pursuant hereto shall be pursuant to the terms and conditions specified in the Indenture.

Your Signature(s):

Date:	(Sign exactly as your name(s) appears on the

other side of this Note)

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program
By:

Authorized Signatory

CONVERSION NOTICE

To convert this Note into Common Stock of the Company (or cash or a combination of Common Stock and cash, if the Company so elects), check the box ☐.

To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or an integral multiple thereof):                    .

If you want the stock certificate made out in another person’s name fill in the form below:

(Insert the other person’s soc. sec. or tax ID no.)

(Print or type the other person’s name, address and zip code)

Your Signature(s):
Date:

(Sign exactly as your name(s) appears on
the other side of this Note)
Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:

Authorized Signatory

TRANSFER CERTIFICATE4

Re: 2.125% Convertible Senior Subordinated Notes due 2024
(the “Notes”) of CTS Corporation (the “Company”)

     This certificate relates to $           principal amount of Notes owned in (check applicable box)

☐ book-entry                      ☐definitive form by                     (the “Transferor”).

     The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Notes.

     In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Notes as provided in Section 2.6 and Section 2.12 of the Indenture dated as of May 11, 2004 between the Company and Wells Fargo Bank, N.A., as Trustee (the “Indenture”), and the transfer of such Note is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Note does not require registration under the Securities Act because (check applicable box):

☐	Such Note is being acquired for the Transferor’s own account, without transfer; or

☐	Such Note is being transferred to the Company or a Subsidiary; or

☐	Such Note is being transferred to a person that the Transferor reasonably believes is a “qualified institutional buyer,” as defined in, and in compliance with, Rule 144A under the Securities Act; or

☐	Such Note is being transferred pursuant to the exemption from the registration requirements of the Securities Act under Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act; or

☐	Such Note is being transferred pursuant to an effective registration statement under the Securities Act; or

☐	Such Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act to an institutional investor that is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that, prior to the transfer, furnishes to the Trustee such certifications and opinion of counsel required by the Company or the Trustee.

[4] This certificate should only be included if this Security is a Transfer Restricted Security.

     The Transferor acknowledges and agrees that, if the transferee will hold any such Notes in the form of beneficial interests in a global Note that is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can be made only pursuant to Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer,” as defined in Rule 144A, or an institutional investor that is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act).

Date:	Signature(s) of Transferor

(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:

Authorized Signatory